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                           Bell, Boyd & Lloyd LLC
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        70 West Madison Street, Suite 3100 . Chicago, Illinois 60602-4207
                         312.372.1121 . Fax 312.827.8000


                                  June 1, 2005

        As counsel for Wayne Hummer Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A as exhibit (i) to post-effective amendment no. 28 on July 30, 2003 (Securities Act file no. 2-87153).

        In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                          BELL, BOYD & LLOYD LLC


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                              chicago . washington